Exhibit 10.1

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release ("Agreement") is made by and between James R. Baumgardner ("Executive") and US Ecology, Inc. (together with its former name, American Ecology Corporation, the "Company") (collectively referred to as the "Parties" or individually referred to as a "Party").

RECITALS

WHEREAS, Executive is employed by the Company;

WHEREAS, Executive and the Company are parties to an Employment Agreement dated as of January 1, 2010 (the "Employment Agreement").

WHEREAS, Executive and the Board of the Directors of the Company agreed on October 25, 2012 (the "Effective Date") that Executive’s employment with the Company would terminate; and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Executive may have against the Company and any of the Company Releasees as defined below, or that the Company may have against the Executive including, but not limited to, any and all claims arising out of or in any way related to Executive's employment with or separation from the Company;

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

AGREEMENT

1.               Definitions. Capitalized terms not otherwise defined herein have the meaning given them in the Employment Agreement.

2.               Employment Agreement; Disclosure. The Parties agree that Executive's employment with the Company is being terminated pursuant to Section 4.01(b) (Termination of Employment) of the Employment Agreement, and that the Termination Date for purposes and within the meaning of the Employment Agreement is December 31, 2012. Executive shall be entitled to full pay and benefits under the Employment Agreement through the Termination Date. The Company's public announcement of the termination shall be as set forth on Exhibit A hereto, and all internal and external communications regarding the termination will be consistent with and limited to the content set forth in Exhibit A hereto.

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3.               Payments. The Company agrees to pay the Executive the Accrued Obligations in accordance with Section 5.02 (Payments Upon Termination of Employment) of the Employment Agreement. Executive will receive the additional benefits described in clauses (i), (ii), (iii) and (iv) of Section 5.02 of the Employment Agreement, provided, however, that continued vesting of granted stock options shall continue for 15 months following the Termination Date. The Severance Payment will commence as of January 1, 2013, payable as set forth in Section 5.02 of the Employment Agreement. All such additional payments and benefits shall be conditional on Executive's compliance with Sections 10.0 (Return of Property), 13.0 (Confidentiality) and 14.0 (Work Product Assignment) of the Employment Agreement.

In addition, pursuant to the resolution adopted by the Board of Directors of the Company pursuant to a unanimous written consent effective as of August 1, 2012, Executive will be eligible to receive any amounts due under the Company's Management Incentive Plan for the full fiscal year 2012, in accordance with the terms of such plan and Section 2.02 (Incentive Pay) of the Employment Agreement. The calculation of achievement of the Management Incentive Plan target will be consistent with the calculation as applied to other senior officers of the Company.

4.               Release of Claims.

(a)             Executive agrees that payment of the amounts set forth in Section 3 hereof and Executive's receipt of the other benefits identified in Section 3, represent settlement in full of all outstanding obligations owed to Executive by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the "Company Releasees"), and subject to such payment and receipt. Executive, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Company and the other Company Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Company and the other Company Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

(i)              any and all claims relating to or arising from Executive's employment relationship with the Company and the termination of that relationship;

(ii)            any and all claims relating to, or arising from, Executive's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(iii)          any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

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(iv)          any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act, except as prohibited by law; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act, except as prohibited by law; the Sarbanes-Oxley Act of 2002; any of the laws of the state of Idaho, including, but not limited to, RCW 49 et seq, except as prohibited by law; and any of the laws of the state of Idaho (or any other applicable jurisdiction) that are subject to release, including any and all amendments thereto and regulations thereunder;

(v)            any and all claims for violation of the federal or any state constitution;

(vi)          any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(vii)        any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement; and

(viii)      any and all claims for attorneys' fees and costs.

Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law, including, but not limited to, Executive's right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that any such filing or participation does not give Executive the right to recover any monetary damages against the Company; Executive's release of claims herein bars Executive from recovering such monetary relief from the Company).

(b)            The Company hereby and forever releases the Executive from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, compliant, charge, duty, obligation, or cause of action relating to any matter of any kind, whether presently known or unknown, suspected or unsuspected, that the Company may possess against the Executive arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date, including, without limitation, any and all claims relating to or arising from Executive's employment relationship with the Company and the termination of that relationship and any and all claims for attorneys' fees and costs. The Company agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law.

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5.               Acknowledgment of Waiver of Claims under ADEA. Executive understands and acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA"), and that this waiver and release is knowing and voluntary. Executive understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Executive understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further understands and acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following his execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Agreement and returns it to the Company in less than the 21-day period identified above, Executive hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. The Parties agree that any changes made in the course of negotiating the terms of this Agreement will not restart the running of the 21-day period.

6.               Unknown Claims. Executive acknowledges that he has been advised to consult with legal counsel and that he is familiar with the principle that a general release does not extend to claims that the releaser does not know or suspect to exist in his favor at the time of executing the release, that, if known by him, would have materially affected his settlement with the releasee. Executive, being aware of said principle, agrees to expressly waive any rights he may have to that effect, as well as under any other statute or common law principles of similar effect.

7.               No Pending or Future Lawsuits. Executive represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Company Releasees. Executive also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the other Company Releasees. Company represents that it has no lawsuits, claims, or actions pending in its name, or on behalf of any other person or entity, against the Executive. Company also represents that it does not intend to bring any claims on its own behalf or on behalf of any other person or entity against Executive.

8.               Application for Employment. Executive understands and agrees that, as a condition of this Agreement, Executive shall not be entitled to any employment with the Company, and Executive hereby waives any right, or alleged right, of employment or re-employment with the Company.

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9.               No Cooperation. Executive agrees that he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company or any of the other Company Releasees, unless under a subpoena or other court order to do so or as related directly to any ADEA waiver in this Agreement. Executive agrees both to promptly notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against the Company or any of the other Company Releasees, Executive shall state no more than that he cannot provide counsel or assistance.

10.            Non-Disparagement. The Company agrees to refrain from any disparagement, defamation, libel, or slander of Executive. Executive agrees to refrain from any disparagement, defamation, libel, or slander of any of the Company Releasees, and from any tortious interference with the contracts and relationships of any of the Company Releasees.

11.            Ongoing Cooperation; Insider Trading Policy. Executive agrees to provide reasonably prompt cooperation in signing documents that may be required as a result of his retirement from the Company as it relates to resignation from other Company subsidiaries for which he may be an officer or director. Executive agrees to adhere to the Company's insider trading policies, and refrain from trading in the Company's securities at such time as other senior executive officers of the Company are prohibited from such trading until the third full business day following the public announcement of the Company's results for its 2012 fiscal year.

12.            No Admission of Liability

The parties understand and acknowledge that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims between the parties. No action taken by either party hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the party of any fault or liability whatsoever.

13.            Noncompetition and Nonsolicitation

13.1. Non-Competition Covenant. Without the consent in writing of the Board, Executive will not, for a period 12 months after the Termination Date, acting alone or in conjunction with others, directly or indirectly engage (either as owner, investor, partner, stockholder, employer, employee, consultant, advisor or director) in activities on behalf of any entity or entities engaged in waste processing and disposal services for low-level radioactive-wastes, naturally occurring, accelerator produced, and exempt radioactive materials, and hazardous and PCB wastes. It is agreed that the ownership of not more than five percent (5%) of the entity securities of any company having securities listed on the exchange or regularly traded in the over-the-counter market shall not, of itself, be deemed inconsistent with this Section 13.1.

13.2. Non-Solicitation of Vendors and Customers. Without the consent in writing of the Board, after the Effective Date, Executive will not, for a period of 18 months, acting alone or in conjunction with others, either directly or indirectly induce any vendors or customers of the Company to curtail or cancel their business with the Company or any of its subsidiaries.

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13.3. Non-Solicitation of Employees. Without the consent in writing of the Board, after the Effective Date, Executive will not, for a period 24 months, acting alone or in conjunction with others, either directly or indirectly induce, or attempt to influence, any employee of the Company or any of its subsidiaries to terminate his or her employment.

14.            Indemnification. In consideration of his execution of this Agreement, the Company agrees to indemnify and hold Executive harmless against any claim, loss, penalty, or other expense (including reasonable attorney's fees) brought by or on behalf of any person or entity and arising from or relating to his employment by or his service as an officer or director of the Company, except to the extent such indemnification is prohibited by applicable law.

15.            Costs. The Parties shall each bear their own costs, attorneys' fees, and other fees incurred in connection with the preparation of this Agreement.

16.            Remedies and Dispute Resolution. Any and all disputes relating to this Agreement shall be governed by Section 16.0 (Remedies) and Section 17.0 (Dispute Resolution) of the Employment Agreement.

17.            Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Executive or made on his behalf under the terms of this Agreement. Executive agrees and understands that he is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Executive further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Executive's failure to pay or the Company's failure to withhold, or Executive's delayed payment of, federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys' fees and costs.

18.            Section 409A. This Agreement and all payments and benefits hereunder are intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), and the final Treasury Regulations and official IRS guidance thereunder (collectively, "Section 409A") to the maximum extent possible, whether pursuant to Treasury Regulations Section 1.409A-1(b)(4), Treasury Regulations Section 1.409A-1(b)(9)(iii), or otherwise. To the extent Section 409A applies to this Agreement (or such payments or benefits), this Agreement and the terms of such payments and benefits are intended to comply with all applicable requirements of Section 409A. This Agreement shall be interpreted and administered consistently with such intent. Each Severance Payment shall be treated as a separate payment for purposes of Section 409A. The Company makes no representations or warranties with respect to any tax consequences of this Agreement under Section 409A or otherwise.

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19.            Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

20.            No Representations. Executive represents that he has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

21.            Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

22.            Attorneys' Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of any waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys' fees incurred in connection with such an action.

23.            Entire Agreement. This Agreement and the provisions of the Employment Agreement referred to herein represent the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive's employment with and separation from the Company and the events leading thereto and associated therewith, and supersede and replace any and all prior agreements and understandings concerning the subject matter of this Agreement and Executive's relationship with the Company.

24.            Assignment. This Agreement may not be assigned to a third party by Executive without the express, prior written approval of Company. The Company may assign this Agreement (a) to any corporation resulting from any merger, consolidation or other reorganization to which the Company is a party; (b) any corporation, partnership, association or other person to which the Company may transfer all or substantially all of the assets and business of the Company existing at such time; or (c) any subsidiary, parent or other affiliate of the Company. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

25.            No Oral Modification. This Agreement may only be amended in a writing signed by Executive and the Company's Chairman of the Board or principal executive officer.

26.            Governing Law. This Agreement shall be governed by the laws of the State of Idaho, without regard for choice-of-law provisions. Executive consents to personal and exclusive jurisdiction and venue in the State of Idaho.

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27.            Effective Date. Executive has seven (7) days after he signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Executive signs this Agreement, so long as it has not been revoked by Executive before that date (the "Effective Date").

28.            Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

29.            Voluntary Execution of Agreement. Executive understands and agrees that he executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of his claims against the Company and any of the Company Releasees. Executive acknowledges that:

(a)             He has read this Agreement;

(b)            He has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his own choice or has elected not to retain legal counsel;

(c)             He understands the terms and consequences of this Agreement and of the releases it contains; and

(d)            He is fully aware of the legal and binding effect of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the date set forth below.

Dated: October 25, 2012	US ECOLOGY, INC. By:/s/ Jeffrey R. Feeler Name: Jeffrey R. Feeler Title: President and Chief Operating Officer

/s/ James R. Baumgardner James R. Baumgardner

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EXHIBIT A

US Ecology, Inc. (the "Company") [NASDAQ-GS: ECOL] today announced that the Company and James R. Baumgardner, President, Chief Executive Officer and Chief Operating Officer, agreed on October 25 that Mr. Baumgardner's employment with the Company will terminate. Baumgardner also resigned from the Board of Directors of the Company (the "Board"). "Our Board appreciates Jim's past efforts and service to US Ecology and wishes him the best in his future endeavors," stated Board Chairman Stephen A. Romano. There are no current plans to fill the vacated Board seat.

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